SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CORE MOLDING TECHS

                    GAMCO INVESTORS, INC.
                                12/08/03            4,500             2.8944
                                10/24/03              100-            3.4000
                    GABELLI ADVISERS, INC.
                                12/02/03            7,000             2.9500
                                12/01/03              500             2.9500
                                11/24/03            1,500             3.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.